    As filed with the Securities and Exchange Commission on August __, 1996
                                                     Registration No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                             THE LOEWEN GROUP INC.
            (Exact name of registrant as specified in its charter)

      BRITISH COLUMBIA                          7261                        98-0121376
(State or Other Jurisdiction of      (Primary Standard Industrial        (I.R.S. Employer
Incorporation or Organization)       Classification Code Number)      Identification Number)

                              4126 NORLAND AVENUE
                           BURNABY, BRITISH COLUMBIA
                                CANADA  V5G 3S8
                                (604) 299-9321
 (Address, including postal or zip code, and telephone number, including area code, of registrant's principal executive office)

                             TIMOTHY R. HOGENKAMP
                       LOEWEN GROUP INTERNATIONAL, INC.
                   50 EAST RIVERCENTER BOULEVARD, SUITE 800
                          COVINGTON, KENTUCKY  41011
                                (606) 431-6663
(Name, Address, including zip code, and telephone number, including area code, of Agent for Service)

                                with copies to:

       DWIGHT K. HAWES
   VICE-PRESIDENT, FINANCE                       MICHELLE L. JOHNSON
    THE LOEWEN GROUP INC.                THELEN, MARRIN, JOHNSON & BRIDGES
     4126 NORLAND AVENUE                 TWO EMBARCADERO CENTER, SUITE 2100
  BURNABY, BRITISH COLUMBIA             SAN FRANCISCO, CALIFORNIA  94111-3995
              CANADA  V5G 3S8

       Approximate date of commencement of proposed sale to the public:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                               ----------------

                                                  CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                                  Proposed Maximum    Proposed Maximum
   Title of Each Class of                    Amount to be          Offering Price         Aggregate             Amount of
 Securities to be Registered                  Registered            Per Unit (1)      Offering Price (1)     Registration Fee
- -------------------------------------------------------------------------------------------------------------------------------
 Common shares without par value (2)...    5,000,000 shares        $26.8125            $134,062,500           $46,228.45
===============================================================================================================================

(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended. The above calculation is based on the average of the reported high and low prices of the Common Shares on the Nasdaq National Market on July 31, 1996.

(2) Each Common Share includes one Right to be issued under the Registrant's Shareholder Protection Rights Plan Agreement.

                               ----------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                               ----------------

     This Registration Statement also relates to all Common Shares registered hereunder which may be offered for resale by persons who may receive from the Registrant or a subsidiary or associated entity of the Registrant Common Shares in acquisitions as more fully described in the Prospectus contained in this Registration Statement, as such Prospectus may be amended or supplemented.

================================================================================
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH STATE.
================================================================================

                             SUBJECT TO COMPLETION

[LOGO]                         5,000,000 SHARES

                             THE LOEWEN GROUP INC.

                        COMMON SHARES WITHOUT PAR VALUE

                           -------------------------

   This prospectus relates to 5,000,000 Common shares without par value
("Common Shares") of The Loewen Group Inc. ("Loewen" and, together with its subsidiaries and associated entities, the "Company"), which may be offered and issued by Loewen from time to time in connection with the acquisition by the Company of funeral home, cemetery and related businesses or properties. The Common Shares may be issued in mergers or consolidations, in exchange for shares of capital stock, partnership interests or other assets representing an interest in other companies or other entities, or in exchange for assets, including assets constituting all or substantially all of the assets and businesses of such entities. The terms of, including the consideration for, such acquisitions generally will be determined by negotiations between the Company's representatives and the owners or controlling persons of the businesses or properties to be acquired. The consideration paid to such owners or controlling persons may include consideration other than, or in addition to, Common Shares. Such acquisitions generally will not involve the payment of underwriting fees or discounts, except that finders' fees may be paid at times. In addition, the Company may provide price guarantees for the Common Shares and may make up any shortfall by issuing additional Common Shares under this Prospectus or in cash. The Company may lease property from, and enter into employment, management or consulting agreements and non-competition agreements with, the former owners and key personnel of the business or properties to be acquired.

   It is anticipated that Common Shares issued in connection with an acquisition will be valued at a price reasonably related to the market value of the Common Shares at or about the time the terms of the acquisition are agreed upon or at about the time of the closing of the transaction.

   The Common Shares offered hereby may, subject to certain conditions, be resold pursuant to this Prospectus by persons who receive such shares in transactions in which they might otherwise be deemed underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). See "Resales."

   The Common Shares are quoted on the Nasdaq National Market under the symbol "LWNG." Application will be made to list the Common Shares offered hereby on the Nasdaq National Market. The last reported sales price of the Common Shares on the Nasdaq National Market on August 1, 1996 was $27 1/4 per share.

                           -------------------------
   NO SECURITIES COMMISSION OR SIMILAR AUTHORITY IN CANADA HAS IN ANY WAY PASSED UPON THE MERITS OF THE SECURITIES OFFERED HEREUNDER AND ANY REPRESENTATION TO THE CONTRARY IS AN OFFENSE. THE SECURITIES OFFERED HEREUNDER HAVE NOT BEEN AND WILL NOT BE QUALIFIED FOR SALE UNDER THE SECURITIES LAWS OF CANADA AND, SUBJECT TO CERTAIN EXCEPTIONS, MAY NOT BE OFFERED OR SOLD IN CANADA.

                           -------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS AUGUST    , 1996.

                             AVAILABLE INFORMATION

        Loewen has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (together with any amendments, exhibits, annexes and schedules thereto, the "Registration Statement") pursuant to the Securities Act and the rules and regulations thereunder, with respect to the Common Shares offered hereby. This Prospectus does not include all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in the Prospectus as to the contents of any contract, agreement or other document referred to in the Registration Statement are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

        Loewen is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by Loewen may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information that Loewen files with the Commission electronically are contained in the Internet Web site maintained by the Commission. The Commission's Web site address is http://www.sec.gov. The Common Shares are quoted on the Nasdaq National Market and are traded on The Toronto Stock Exchange and The Montreal Exchange. Reports, proxy statements and other information filed by Loewen may be inspected at the offices of The Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006, at the offices of The Toronto Stock Exchange at The Exchange Tower, 2 First Canadian Place, Toronto, Ontario, Canada M5X IJ2 and at the offices of The Montreal Exchange at 800 Victoria Square, Montreal, Quebec, Canada H4Z 1A9.

     THIS PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) ARE AVAILABLE UPON REQUEST FROM THE CORPORATE SECRETARY OF THE LOEWEN GROUP INC., 4126 NORLAND AVENUE, BURNABY, BRITISH COLUMBIA, V5G 3S8, CANADA; TELEPHONE (604) 299-9321. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE AT LEAST FIVE BUSINESS DAYS PRIOR TO THE DATE ON WHICH AN INVESTMENT DECISION IS TO BE MADE.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by Loewen with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act (File No. 0-18429) are hereby incorporated herein by reference: (a) Loewen's (i) Annual Report on Form 10-K for the year ended December 31, 1995 filed March 28, 1996 (as amended on Form 10-K/A filed June 20, 1996); (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, filed May 15, 1996; (iii) Current Reports on Form 8-K dated January 3, 1996, January 17, 1996, January 24, 1996, January 26, 1996, February 6, 1996, February 12, 1996, February 27, 1996, March 4, 1996, March 13, 1996, March 20, 1996, March 26, 1996 (as amended on Forms 8-K/A filed June 10, 1996 and July 5, 1996), March 31, 1996, May 1, 1996, May 8, 1996, May 24, 1996,
May 31, 1996, June 4, 1996, June 6, 1996, and June 17, 1996, and (iv) Reports by Issuer of Securities Quoted on Nasdaq Interdealer Quotation System on Form 10-C dated February 27, 1996 and March 20, 1996; and (b) the description of the Common Shares contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description. All documents filed by Loewen pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


                             FINANCIAL INFORMATION

     All dollar amounts in this Prospectus are in United States dollars ("U.S.$" or "$") unless otherwise indicated. References to "Cdn.$" are to Canadian dollars.

     The Company prepares its consolidated financial statements included in its reports filed pursuant to the Exchange Act in accordance with accounting principles generally accepted in Canada ("Canadian GAAP"). Differences between Canadian GAAP and accounting principles generally accepted in the United States ("U.S. GAAP"), as applicable to the Company, are explained in Note 21 to the Company's 1995 Consolidated Financial Statements, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, as amended.
The selected consolidated financial data with respect to the Company included in this Prospectus are presented on a Canadian GAAP and a U.S. GAAP basis.

     The consolidated financial statements of the Company for the fiscal year ended December 31, 1993, and for prior fiscal years, were published in Canadian dollars. Effective January 1, 1994, the Company adopted the United States dollar as its reporting currency and, accordingly, has published its consolidated financial statements for the fiscal year ended December 31, 1994 and subsequent periods in United States dollars. Financial information relating to periods prior to January 1, 1994 has been translated from Canadian dollars into United States dollars as required by Canadian GAAP at the December 31, 1993 rate of U.S.$1.00 = Cdn.$1.3217.


                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus, as amended and supplemented, and certain documents incorporated by reference herein contain both statements of historical fact and "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Examples of forward-looking statements include: (i) projections of revenue, income, earnings, capital expenditures, dividends, capital struction and other financial items (ii) statements of the plans and objectives of the Company or its management, (iii) statements of the future economic performance of the Company and (iv) the assumptions underlying statements regarding the Company or its business. Important factors, risks and uncertainties that could cause actual results to differ materially from any forward-looking statements ("Cautionary Statements") are disclosed in certain documents incorporated by reference herein and may be included in this Prospectus, as amended and supplemented. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.

                                  THE COMPANY

     The Loewen Group Inc. operates the second-largest number of funeral homes and cemeteries in North America and the largest number of funeral homes in Canada. The Company also engages in the pre-need selling of funeral services through its operating locations and the pre-need selling of cemetery and cremation services through certain of its operating locations. As at March
31, 1996, the Company operated 868 funeral homes (not all of which are wholly owned) and 209 cemeteries throughout North America. Over 90% of the Company's revenues are derived from United States operations. Loewen Group International, Inc., a Delaware corporation and a wholly-owned subsidiary of Loewen ("LGII"), serves as a holding company for such United States operations.

     The funeral service industry historically has been characterized by low business risk compared with most other businesses and has not been significantly affected by economic or market cycles. Future demographic trends are expected
to contribute to the continued stability of the funeral service industry.    In
addition, the funeral service industry in North America is highly fragmented, consisting primarily of small, stable, family-owned funeral homes. The Company capitalizes on these attractive industry fundamentals through a growth strategy that emphasizes three principal components: (i) acquiring a significant number of small, family-owned funeral homes and cemeteries; (ii) acquiring "strategic" operations consisting predominantly of large, multi-location urban properties that generally serve as platforms for acquiring small, family-owned businesses in surrounding regions; and (iii) improving the revenue and profitability of newly-acquired and established locations. In 1995, the Company acquired 177 funeral homes and 64 cemeteries for total consideration of approximately $488 million. During the three months ended March 31, 1996, the Company acquired 53 funeral homes, 30 cemeteries and two insurance companies for total consideration of approximately $265 million.

     Loewen was incorporated in 1985 under the laws of British Columbia, Canada. Loewen's principal executive offices are located at 4126 Norland Avenue, Burnaby, British Columbia, Canada, V5G 3S8; telephone (604) 299-9321.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
       (in thousands of U.S.$, except per share data and operating data)

     Set forth below are certain selected consolidated financial and other data of the Company for the periods indicated. This information should be read in conjunction with the Company's 1995 Consolidated Financial Statements and other information included or incorporated by reference herein. The selected consolidated financial data for each of the years in the five year period ended December 31, 1995 are derived from the Company's audited consolidated financial statements and notes thereto, which have been prepared in accordance with Canadian GAAP.


     The financial results for the year ended December 31, 1995 include provisions for the costs of settlements of two significant legal proceedings, litigation-related finance costs and certain additional legal and general and administrative costs.

CANADIAN GAAP                    FOR THE QUARTER ENDED
                                       MARCH 31,                             FOR THE YEAR ENDED DECEMBER 31,
                              --------------------------  ----------------------------------------------------------------
                                 1996           1995         1995         1994 (1)     1993 (1)     1992 (1)     1991 (1)
                              -----------    -----------  ---------      ---------   -----------   ----------   ----------
INCOME STATEMENT DATA:
Revenue....................  $  193,084       $130,059    $  599,939     $  417,328      $303,011     $218,907   $162,605
Gross margin...............      73,543         53,622       226,808        158,854       115,118       83,708     63,087
Earnings from operations...      45,221         34,720       119,053         95,113        65,697       50,563     39,053
Net earnings (loss)........      17,223         14,057       (76,684)        38,494        28,182       19,766     14,425
Basic earnings (loss) per
 share (2).................        0.30           0.34         (1.69)          0.97          0.77         0.59       0.46
Fully diluted earnings
 (loss) per share (2) (3)..        0.30           0.34         (1.69)          0.97          0.76         0.58       0.46

OTHER FINANCIAL DATA:
Depreciation and             $   11,642     $    8,396    $   40,103     $   28,990      $ 21,196     $ 16,059   $ 11,053
 amortization..............
Aggregate dividends
 declared per share........       0.050             --         0.050          0.070         0.045        0.030      0.015


                                  AS AT MARCH 31,                                 AS AT DECEMBER 31,
                              --------------------------    ----------------------------------------------------------------
                                 1996           1995           1995       1994 (1)     1993 (1)     1992 (1)      1991 (1)
                              -----------    -----------    ---------    ---------   -----------   ----------   ------------
BALANCE SHEET DATA:
Total assets...............  $2,705,660     $1,581,616      $2,262,980   $1,326,275    $913,661     $675,111      $518,492
Total long-term debt (4)...   1,009,092        677,355         934,509      516,654     341,977      246,715       193,853
Preferred securities of          75,000         75,000          75,000       75,000          --           --            --
 subsidiary................
Shareholders' equity.......     923,796        427,702         614,682      411,139     325,890      236,317       172,394

OPERATING DATA:
Number of funeral home
 locations (5).............         868            687             815          641         533          451           365

Number of funeral services.      35,278         27,535         114,319       93,760      78,847       63,516        52,212
Number of cemeteries (5)...         209            150             179          116          70           38            23

- --------------------
(1) Certain of the comparative figures have been reclassified to conform to the presentation adopted in 1995.
(2) Earnings (loss) per share reflect the two-for-one subdivision of Common Shares in June 1991.
(3) Fully diluted earnings (loss) per share figures assume exercise, if dilutive, of employee and other stock options effective on their dates of issue and that the funds derived therefrom were invested at annual after-tax rates of return ranging from 5.85% to 8.49%, in accordance with Canadian GAAP.
(4)  Total long-term debt comprises long-term debt, including current portion.
(5) The numbers of locations for 1994 and 1993 include adjustments and consolidations related to prior periods.

     Had the Company's Consolidated Financial Statements been prepared in accordance with U.S. GAAP (see Note 21 to the Company's 1995 Consolidated Financial Statements), selected consolidated financial data would be as follows:

U.S. GAAP                      FOR THE QUARTER ENDED
                                     MARCH 31,                                FOR THE YEAR ENDED DECEMBER 31,
                              ------------------------    ---------------------------------------------------------------------
                                 1996          1995            1995        1994 (1)       1993 (1)      1992 (1)      1991 (1)
                              -----------   ----------    ------------   -----------    ----------    ----------    -----------
INCOME STATEMENT DATA:
Revenue......................  $  193,084   $  130,059     $  599,939     $  417,479     $308,402      $239,452      $185,993
Earnings from operations.....      44,461       34,417        117,376         94,758       66,711        54,838        43,692
Earnings (loss) before
 cumulative effect of change
 in accounting principles....      17,647       14,210        (75,800)        39,652       28,912        21,330        15,893


Fully diluted earnings
 (loss) per
 share before cumulative             0.31         0.34          (1.67)          0.98         0.77          0.62          0.50
 effect of change in
 accounting principles (2)...


OTHER FINANCIAL DATA:
Aggregate dividends declared
 per share...................       0.050           --          0.050          0.070        0.047         0.033         0.017


                                   AS AT MARCH 31,                                 AS AT DECEMBER 31,
                              ------------------------    ---------------------------------------------------------------------
                                 1996          1995            1995        1994 (1)       1993 (1)      1992 (1)      1991 (1)
                              -----------   ----------    ------------   -----------    ----------    ----------    -----------

BALANCE SHEET DATA:
Total assets.................  $2,816,690   $1,611,858     $2,345,874     $1,329,928     $ 921,342     $ 702,096     $ 592,666
Total long-term debt (3).....   1,009,092      677,355        894,509        516,654       341,977       256,577       221,736
Preferred securities of            75,000       75,000         75,000         75,000            --            --            --
 subsidiary..................
Shareholders' equity.........     900,544      402,750        519,006        385,950       299,059       245,472       196,071

- ------------------
(1) Certain of the comparative figures have been reclassified to conform to the presentation adopted in 1995.
(2) Earnings (loss) per share reflect the two-for-one subdivision of Common Shares in June 1991.
(3)  Total long-term debt comprises long-term debt, including current portion.

                                USE OF PROCEEDS

     This Prospectus relates to Common Shares that may be offered and issued by Loewen from time to time in connection with the acquisition by the Company of funeral home, cemetery and related businesses or properties. Other than the businesses or properties acquired, there will be no proceeds to Loewen from these offerings. If this Prospectus is used by a Selling Shareholder (as defined) in a public reoffering or resale of Common Shares acquired pursuant to this Prospectus, Loewen will not receive any proceeds from such reoffering or resale by the Selling Shareholder.

                              PLAN OF DISTRIBUTION

     Common Shares issued hereunder may be issued in mergers or consolidations, in exchange for shares of capital stock, partnership interests or other assets representing an interest in other companies or other entities, or in exchange for assets, including assets constituting all or substantially all of the assets and businesses of such companies or entities. The terms of, including the consideration for, such acquisitions generally will be determined by negotiations between the Company's representatives and the owners or controlling persons of the businesses or properties to be acquired. The consideration paid to such owners or controlling persons may include consideration other than, or in addition to, Common Shares. Such acquisitions generally will not involve the payment of underwriting fees or discounts, except that finders' fees may be paid at times. In addition, the Company may provide price guarantees for the Common Shares and may make up any shortfall by issuing additional Common Shares under this Prospectus or in cash. The Company may lease property from, and enter into employment, management or consulting agreements and non-competition agreements with, the former owners and key personnel of the businesses or properties to be acquired.

     It is anticipated that Common Shares issued in connection with any such acquisition will be valued at a price reasonably related to the market value of the Common Shares at or about the time the terms of the acquisition are agreed upon, or at or about the time of the closing of the transaction. Other than the businesses or properties acquired, there will be no proceeds to Loewen from the issuance of Common Shares offered hereby.

                                    RESALES

     The Common Shares issued hereunder will be freely transferable under the Securities Act, except for securities issued to any person deemed to be an "affiliate" of an acquired business or property for purposes of Rule 145 under the Securities Act. Certain affiliates ("Selling Shareholders") may be permitted in writing by Loewen to use this Prospectus to offer and sell Common Shares pursuant to the Registration Statement of which this Prospectus is a part.

     Selling Shareholders may offer and sell Common Shares from time to time in ordinary brokerage transactions on the Nasdaq National Market or any other principal securities exchange on which the Common Shares are then trading at the prices prevailing at the time of such sales, and from time to time the Selling Shareholders may engage in short sales, or short sales against the box, of the Common Shares; provided, however, that Selling Shareholders will not be authorized to use this Prospectus for any offer or sale of Common Shares without first providing prior notice to and obtaining the consent of Loewen. Brokers executing orders are expected to charge normal commissions. Any such broker may be deemed to be an underwriter within the meaning of the Securities Act, and any commissions earned by such broker may be deemed to be underwriting discounts and commissions under such Act. Loewen will pay all expenses of registration and of preparing and reproducing this Prospectus, but will not receive any part of the proceeds of the sale of any Common Shares by Selling Shareholders. Selling Shareholders will pay all brokerage commissions and other expenses. In connection with the sales, Selling Shareholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act. Any profits realized on sales by such persons may be regarded as underwriting compensation. A supplement or amendment to this Prospectus, if required, will be filed with the Commission under the Securities Act that discloses certain information relating to the resale.

                                    EXPERTS

     The consolidated financial statements of the Company incorporated by reference in this Prospectus have been audited by KPMG, Chartered Accountants, for the periods indicated in its report thereon, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance on such report given on the authority of KPMG as experts in accounting and auditing.


                                 LEGAL MATTERS

     Russell & DuMoulin, Canadian counsel to Loewen, will pass upon (i) the validity of the Common Shares and (ii) statements as to the enforceability of certain United States securities laws under the caption "Enforceability of Certain Civil Liabilities."


                  ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

     Loewen is a corporation organized under and governed by the laws of the Province of British Columbia, Canada. Certain of its directors, controlling persons and officers are residents of Canada, and all or a portion of the assets of such persons and of Loewen are located outside the United States. As a result, it may be difficult or impossible for United States holders of Common Shares seeking to enforce Loewen's obligations under such securities to effect service within the United States upon Loewen (although it may be possible to effect service upon the direct or indirect United States subsidiaries of Loewen) and those directors or officers who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon the civil liability of such persons under the Securities Act or the Exchange Act, to the extent such judgments exceed such person's United States assets. Loewen has been advised by Russell & DuMoulin, its Canadian counsel, that there is doubt as to the enforceability in Canada against any of these persons, in original actions or in actions for enforcement of judgments of United States courts, of liabilities predicated solely on the Securities Act or the Exchange Act.

===============================================================================
    No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer and sale of securities made hereby, and if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer or a solicitation in any jurisdiction to any person to whom it is not lawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus, nor any distribution of securities made hereunder shall, under any circumstances, create any implication that there has not been a change in the facts set forth in this Prospectus or in the affairs of Loewen since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.
                             --------------------

                               TABLE OF CONTENTS

        Available Information......................................   2
        Incorporation of Certain Documents by Reference............   2
        Financial Information......................................   3
        The Company................................................   4
        Selected Consolidated Financial and Other Data.............   5
        Use of Proceeds............................................   7
        Plan of Distribution.......................................   7
        Resales....................................................   7
        Experts....................................................   8
        Legal Matters..............................................   8
        Enforceability of Certain Civil Liabilities................   8

===============================================================================


===============================================================================


                               5,000,000 SHARES


                             THE LOEWEN GROUP INC.


                                COMMON SHARES



                                    [LOGO]



                             ---------------------
                                  PROSPECTUS
                             ---------------------



                               August ___, 1996


===============================================================================

                                    PART II

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 152 of the Company Act of British Columbia provides in part that:

     A company may, with the approval of the court, indemnify a director or former director of the company or a director or former director of a corporation of which it is or was a shareholder, and his heirs and personal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director, including an action brought by the company or corporation, if

     (a) he acted honestly and in good faith with a view to the best interests of the corporation of which his is or was a director, and

     (b) in the case of a criminal or administrative action or proceeding, he had reasonable grounds for believing that his conduct was lawful.

     Part 19 of Loewen's Articles provides that Loewen shall indemnify its directors generally in accordance with the provisions of Section 152 and that Loewen shall indemnify its Secretary and any Assistant Secretary against all costs, charges and expenses incurred that have arisen as a result of serving Loewen in such capacity. The Articles further provide that Loewen may indemnify any of its officers, employees or agents against all costs, charges and expenses incurred as a result of acting as an officer, employee and agent of Loewen.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)  Exhibits

     Exhibit
     Number     Description
     ------     -----------

     4      INSTRUMENTS DEFINING THE RIGHTS OF SECURITY-HOLDERS, INCLUDING
            INDENTURES

     4.1 Indenture, dated as of March 20, 1996, by and between LGII, Loewen, as guarantor of the obligations of LGII under the Indenture, and Fleet National Bank of Connecticut, as Trustee, with respect to Series 1, 2, 3 and 4 Senior Guaranteed Notes of LGII (1)

     4.2 Purchase Agreement, dated as of March 13, 1996, by and between LGII, Loewen and the Initial Purchasers (2)

     4.3 Receipt Agreement, dated as of January 3, 1996, for the Cumulative Redeemable Convertible First Preferred Shares Series C of Loewen (1)

     4.4 Shareholder Protection Rights Plan, dated as of April 20, 1990, as amended on May 24, 1990 and April 7, 1994 and reconfirmed on May 17, 1995 (3)

     Exhibit
     Number     Description
     ------     -----------

     4.5 Amended and Restated Multicurrency Credit Agreement, dated as of May 11, 1995, by and between LGII, as borrower, Loewen, as guarantor, the banks named therein as lenders and The First National Bank of Chicago, as agent for the banks named therein as lenders (1)

     4.6 Multicurrency Credit Agreement, dated as of May 11, 1995, by and between LGII, as borrower, Loewen, as guarantor, the banks named therein as lenders and The First National Bank of Chicago, as agent for the banks named therein as lenders (4)

     4.7 Zero Coupon Loan Agreement, dated as of November 1, 1994, by and between WLSP Investment Partners I, Neweol Finance B.V., Electrolux Holdings B.V., Man Producten Rotterdam B.V., Adinvest A.G., and Wachovia Bank of Georgia, N.A. (3)

     4.8        MIPS Guarantee Agreement, dated August 15, 1994 (5)

     4.9 Indenture, dated as of August 15, 1994, by and between LGII, as issuer, Loewen, as guarantor, and State Street Bank and Trust Company, as trustee with respect to 9.45% Junior Subordinated Debentures, Series A, due 2024, issued by LGII and guaranteed by Loewen (5)

     4.10 Exchange Acknowledgment by Loewen, with respect to the 1994 Exchangeable Floating Rate Debentures due July 15, 2001 issued by LGII, dated June 15, 1994 (3)

     4.11 1994 MEIP Credit Agreement, dated as of June 14, 1994, by and between Loewen Management Investment Corporation. in its capacity as agent for LGII ("LMIC"), Loewen and the banks listed therein (the "MEIP Banks") and Wachovia Bank of Georgia, N.A., as agent for the MEIP Banks ("MEIP Agent") (3)

     4.12 Guaranty dated as of June 14, 1994 by Loewen in favor of the MEIP Agent for the ratable benefit of the MEIP Banks (3)

     4.13 Guaranty dated as of June 14, 1994 by LGII in favor of the MEIP Agent for the ratable benefit of the MEIP Banks (3)

     4.14 Security Agreement, dated as of June 14, 1994, by and between LMIC and the MEIP Agent (3)

     4.15 Note Agreement, dated for reference September 1, 1993, by and between Loewen and LGII re 9.62% Senior Guaranteed Notes, Series D, due September 11, 2003, issued by Loewen ("Series D Notes"), as amended on June 10, 1994 (3)

     4.16 Note Agreement by LGII and Loewen re 6.49% Senior Guaranteed Notes, Series E, due February 25, 2004, issued by LGII ("Series E Notes"), dated for reference February 1, 1994 (3)

     4.17 Guaranty Agreement by Loewen re Series E Notes, dated for reference February 1, 1994 (3)

     4.18 Guaranty Agreement by LGII re Series D Notes, dated for reference April 1, 1993 (3)

     Exhibit
     Number     Description
     ------     -----------
     4.19       Note Agreement by Loewen and LGII re 9.70% Senior Guaranteed
                Notes, Series A, due November 1, 1998, issued by LGII ("Series A
                Notes"), 9.93% Senior Guaranteed Notes, Series B, due November
                1, 2001, issued by LGII ("Series B Notes"), and 9.70 Senior
                Guaranteed Notes, Series C, due November 1, 1998, issued Loewen
                ("Series C Notes"), dated for reference October 1, 1991 (3)

     4.20 Guaranty Agreement by Loewen re Series A Notes and Series B Notes, dated for reference October 1, 1991 (3)

     4.21 Guaranty Agreement by LGII re Series C Notes, dated for reference October 1, 1991 (3)

     4.22 Form of Senior Guarantee of Series 1, 2, 3 and 4 Senior Guaranteed Notes of LGII (included in Exhibit 4.1)

     4.23 Form of Global Series 1 and 2 Senior Guaranteed Notes of LGII (included in Exhibit 4.1)

     4.24 Form of Physical Series 1 and 2 Senior Guaranteed Notes of LGII (included in Exhibit 4.1)

     4.25 Form of Global Series 3 and 4 Senior Guaranteed Notes of LGII (2)

     4.26 Form of Physical Series 3 and 4 Senior Guaranteed Notes of LGII (2)

     4.27 Credit Agreement, dated as of May 15, 1996, among LGII, as borrower, Loewen, as a guarantor, the lenders named therein, as the lenders, Goldman, Sachs & Co., as the documentation agent and Bank of Montreal, as issuer, swingline lender and agent (2)

     4.28 Collateral Trust Agreement, dated as of May 15, 1996, among Bankers Trust Company, as trustee, TLGI, LGII and various other pledgers (2)

     4.29 Second Amendment, dated for reference May 15, 1996, to Note Agreements, dated for reference October 1, 1991, among Loewen, LGII and institutions named therein, re Series A Notes, Series B Notes and Series C Notes (2)

     4.30 Second Amendment, dated for reference May 15, 1996, to Note Agreements, dated for reference September 1, 1993, among Loewen, LGII and institutions named therein, re Series D Notes (2)

     4.31 Second Amendment, dated for reference May 15, 1996, to Note Agreements, dated for reference February 1, 1994, among Loewen, LGII and Teachers Insurance and Annuity Association of America, re Series E Notes (2)

     4.32 Loewen hereby agrees to furnish to the Commission, upon request, a copy of the instruments which define the rights of holders of long-term debt of the Company. None of such instruments not included as exhibits herein collectively represents long-term debt in excess of 10% of the consolidated total assets of the Company.

     5     OPINIONS RE LEGALITY

     5.1        Opinion of Russell & DuMoulin as to the legality of the Common
                Shares

     Exhibit
     Number     Description
     ------     -----------

     11      STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS (1)(4)

     23      CONSENTS OF EXPERTS AND COUNSEL

     23.1       Consent of Russell & DuMoulin (included in Exhibit 5.1)

     23.2       Consent of KPMG

     23.3       Consent of Price Waterhouse LLP

     23.4       Consent of Richter, Usher & Vineberg

     23.5       Consent of Altschuler, Melvion and Glasser LLP

     23.6       Consent of Keith J. Schulte Accountancy Corporation

     23.7       Consent of Hirsch, Oelbaum, Bram & Hanover

     23.8       Consent of KPMG Peat Marwick LLP

     24 POWER OF ATTORNEY (included on the signature pages to this Registration Statement)


     ------------
     (1) Incorporated by reference from Loewen's Annual Report on Form 10-K for the year ended December 31, 1995, filed on March 28, 1996, as amended

     (2) Incorporated by reference from the combined Form S-4 Registration Statement filed by Loewen and LGII (Nos. 333-03135 and 333-03135-01) with the Commission on May 3, 1996, as amended

     (3) Incorporated by reference from Loewen's Annual Report on Form 10-K for the year ended December 31, 1994, filed on March 31, 1995

     (4) Incorporated by reference from Loewen's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, filed on May 11, 1995

     (5) Incorporated by reference from the combined Form F-9/F-3 Registration Statements filed by Loewen and LGII, respectively (Nos. 33-81032 and 33-81034), with the Commission on July 1, 1994, as amended


     (b)  Financial Statement Schedules

          None

ITEM 22.  UNDERTAKINGS

     UNDERTAKINGS REQUIRED BY ITEM 512 OF REGULATION S-K

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                   (iii) To include any material information with respect
               to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (g) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by other items of the applicable form.

          (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     UNDERTAKING REQUIRED BY ITEM 22(B)

          The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail, or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     UNDERTAKING REQUIRED BY ITEM 22(C)

          The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                             THE LOEWEN GROUP INC.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Burnaby, Province of British Columbia, Canada on July 31, 1996.


                                    The Loewen Group Inc.



                                    By:    /s/ Raymond L. Loewen
                                         -------------------------
                                         Raymond L. Loewen
                                         Chairman of the Board and
                                         Chief Executive Officer



                               POWER OF ATTORNEY


     Each person whose signature appears below hereby appoints Raymond L. Loewen, Peter S. Hyndman and Paul Wagler, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement, necessary or advisable to enable the Registrant to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such changes in this Registration Statement as the aforesaid attorney-in-fact deems appropriate.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Dated: July 31, 1996              /s/ Raymond L. Loewen
                                -----------------------------------------
                                Raymond L. Loewen
                                Chairman of the Board and Chief Executive
                                  Officer and Director
                                (Principal Executive Officer)


Dated:  July 31, 1996             /s/ Timothy R. Hogenkamp
                                -----------------------------------------
                                Timothy R. Hogenkamp
                                President and Chief Operating ficer and Director (Principal Executive Officer)

Dated:  July 31, 1996             /s/ Paul Wagler
                                -----------------------------------------
                                Paul Wagler
                                Senior Vice-President, Finance and
                                  Chief Financial Officer and Director
                                (Principal Financial Officer)


Dated:  July 31, 1996             /s/ William G. Ballantyne
                                -----------------------------------------
                                William G. Ballantyne
                                Senior Vice-President, Financial Control and
                                  Administration
                                (Principal Accounting Officer)


Dated:  July 31, 1996             /s/ Kenneth S. Bagnell
                                -----------------------------------------
                                Kenneth S. Bagnell
                                Director



Dated:  July 31, 1996             /s/ The Honorable J. Carter Beese, Jr.
                                -----------------------------------------
                                The Honorable J. Carter Beese, Jr.
                                Director



Dated:  July 31, 1996             /s/ Earl A. Grollman
                                -----------------------------------------
                                Earl A. Grollman
                                Director


Dated:  July 31, 1996             /s/ Harold E. Hughes
                                -----------------------------------------
                                Harold E. Hughes
                                Director


Dated: July 31, 1996              /s/ Peter S. Hyndman
                                -----------------------------------------
                                Peter S. Hyndman
                                Director



Dated: July 31, 1996              /s/ Albert S. Lineberry, Sr.
                                -----------------------------------------------------------
                                Albert S. Lineberry, Sr.
                                Director


Dated: July 31, 1996              /s/ Charles B. Loewen
                                -----------------------------------------------------------
                                Charles B. Loewen
                                Director


Dated:  July 31, 1996             /s/ Robert B. Lundgren
                                -----------------------------------------------------------
                                Robert B. Lundgren
                                Director


Dated:  July 31, 1996             /s/ James D. McLennan
                                -----------------------------------------------------------
                                James D. McLennan
                                Director

Dated:
                                -----------------------------------------------------------
                                Ernest G. Penner
                                Director


Dated:  July 31, 1996             /s/ The Right Honourable John N. Turner, P.C., C.C., Q.C.
                                -----------------------------------------------------------
                                The Right Honourable John N. Turner, P.C., C.C., Q.C.
                                Director

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

     The undersigned is Loewen's authorized representative in the United States.



Dated: July 31, 1996               /s/ Timothy R. Hogenkamp
                                   -----------------------------
                                   Timothy R. Hogenkamp

                                 EXHIBIT INDEX

                                                                                    Sequentially
     Exhibit                                                                          Numbered
     Number     Description                                                             Page
     ------     -----------                                                         ------------
     4       INSTRUMENTS DEFINING THE RIGHTS OF SECURITY-HOLDERS,
             INCLUDING INDENTURES

     4.1 Indenture, dated as of March 20, 1996, by and between LGII, Loewen, as guarantor of the obligations of LGII under the Indenture, and Fleet National Bank of Connecticut, as Trustee, with respect to Series 1, 2, 3 and 4 Senior Guaranteed Notes of
                LGII (1)

     4.2 Purchase Agreement, dated as of March 13, 1996, by and between LGII, Loewen and the Initial Purchasers (2)

     4.3        Receipt Agreement, dated as of January 3, 1996, for the
                Cumulative Redeemable Convertible First Preferred Shares Series
                C of Loewen (1)

     4.4 Shareholder Protection Rights Plan, dated as of April 20, 1990, as amended on May 24, 1990 and April 7, 1994 and reconfirmed on May 17, 1995 (3)

     4.5 Amended and Restated Multicurrency Credit Agreement, dated as of May 11, 1995, by and between LGII, as borrower, Loewen, as guarantor, the banks named therein as lenders and The First
                National Bank of Chicago, as agent for the banks named therein as lenders (1)

     4.6 Multicurrency Credit Agreement, dated as of May 11, 1995, by and between LGII, as borrower, Loewen, as guarantor, the banks named therein as lenders and The First National Bank of Chicago, as agent for the banks named therein as lenders (4)

     4.7 Zero Coupon Loan Agreement, dated as of November 1, 1994, by and between WLSP Investment Partners I, Neweol Finance B.V.,
                Electrolux Holdings B.V., Man Producten Rotterdam B.V., Adinvest
                A.G., and Wachovia Bank of Georgia, N.A. (3)

     4.8        MIPS Guarantee Agreement, dated August 15, 1994 (5)

     4.9 Indenture, dated as of August 15, 1994, by and between LGII, as issuer, Loewen, as guarantor, and State Street Bank and Trust
                Company, as trustee with respect to 9.45% Junior Subordinated
                Debentures, Series A, due 2024, issued by LGII and guaranteed by Loewen (5)

     4.10       Exchange Acknowledgment by Loewen, with respect to the 1994
                Exchangeable Floating Rate Debentures due July 15, 2001 issued by LGII, dated June 15, 1994 (3)

     4.11 1994 MEIP Credit Agreement, dated as of June 14, 1994, by and between Loewen Management Investment Corporation. in its capacity as agent for LGII ("LMIC"), Loewen and the banks listed therein (the "MEIP Banks") and Wachovia Bank of Georgia, N.A., as agent for the MEIP Banks ("MEIP Agent") (3)

     4.12 Guaranty dated as of June 14, 1994 by Loewen in favor of the MEIP Agent for the ratable benefit of the MEIP Banks (3)

     4.13       Guaranty dated as of June 14, 1994 by LGII in favor of the MEIP
                Agent for the ratable benefit of the MEIP Banks (3)


                                                                                    Sequentially
     Exhibit                                                                          Numbered
     Number     Description                                                             Page
     ------     -----------                                                         ------------
     4.14       Security Agreement, dated as of June 14, 1994, by and between
                LMIC and the MEIP Agent (3)

     4.15 Note Agreement, dated for reference September 1, 1993, by and between Loewen and LGII re 9.62% Senior Guaranteed Notes, Series
                D, due September 11, 2003, issued by Loewen ("Series D Notes"), as amended on June 10, 1994 (3)

     4.16       Note Agreement by LGII and Loewen re 6.49% Senior Guaranteed
                Notes, Series E, due February 25, 2004, issued by LGII ("Series
                E Notes"), dated for reference February 1, 1994 (3)

     4.17 Guaranty Agreement by Loewen re Series E Notes, dated for reference February 1, 1994 (3)

     4.18 Guaranty Agreement by LGII re Series D Notes, dated for reference April 1, 1993 (3)

     4.19       Note Agreement by Loewen and LGII re 9.70% Senior Guaranteed
                Notes, Series A, due November 1, 1998, issued by LGII ("Series A
                Notes"), 9.93% Senior Guaranteed Notes, Series B, due November
                1, 2001, issued by LGII ("Series B Notes"), and 9.70 Senior
                Guaranteed Notes, Series C, due November 1, 1998, issued Loewen
                ("Series C Notes"), dated for reference October 1, 1991 (3)

     4.20       Guaranty Agreement by Loewen re Series A Notes and Series B
                Notes, dated for reference October 1, 1991 (3)

     4.21 Guaranty Agreement by LGII re Series C Notes, dated for reference October 1, 1991 (3)

     4.22       Form of Senior Guarantee of Series 1, 2, 3 and 4 Senior
                Guaranteed Notes of LGII (included in Exhibit 4.1)

     4.23       Form of Global Series 1 and 2 Senior Guaranteed Notes of LGII
                (included in Exhibit 4.1)

     4.24       Form of Physical Series 1 and 2 Senior Guaranteed Notes of LGII
                (included in Exhibit 4.1)

     4.25 Form of Global Series 3 and 4 Senior Guaranteed Notes of LGII (2)

     4.26 Form of Physical Series 3 and 4 Senior Guaranteed Notes of LGII (2)

     4.27 Credit Agreement, dated as of May 15, 1996, among LGII, as borrower, Loewen, as a guarantor, the lenders named therein, as the lenders, Goldman, Sachs & Co., as the documentation agent and Bank of Montreal, as issuer, swingline lender and agent (2)

     4.28       Collateral Trust Agreement, dated as of May 15, 1996, among
                Bankers Trust Company, as trustee, TLGI, LGII and various other pledgers (2)

     4.29       Second Amendment, dated for reference May 15, 1996, to Note
                Agreements, dated for reference October 1, 1991, among Loewen,
                LGII and institutions named therein, re Series A Notes, Series B
                Notes and Series C Notes (2)

     4.30       Second Amendment, dated for reference May 15, 1996, to Note
                Agreements, dated for reference September 1, 1993, among Loewen,
                LGII and institutions named therein, re Series D Notes (2)


                                                                                    Sequentially
     Exhibit                                                                          Numbered
     Number     Description                                                             Page
     ------     -----------                                                         ------------
     4.31       Second Amendment, dated for reference May 15, 1996, to Note
                Agreements, dated for reference February 1, 1994, among Loewen,
                LGII and Teachers Insurance and Annuity Association of America,
                re Series E Notes (2)

     4.32 Loewen hereby agrees to furnish to the Commission, upon request, a copy of the instruments which define the rights of holders of long-term debt of the Company. None of such instruments not included as exhibits herein collectively represents long-term debt in excess of 10% of the consolidated total assets of the Company.

     5      OPINIONS RE LEGALITY

     5.1        Opinion of Russell & DuMoulin as to the legality of the Common
                Shares

     11     STATEMENTS RE COMPUTATION OF PER SHARE EARNINGS (1)(4)

     23     CONSENTS OF EXPERTS AND COUNSEL

     23.1       Consent of Russell & DuMoulin (included in Exhibit 5.1)

     23.2       Consent of KPMG

     23.3       Consent of Price Waterhouse LLP

     23.4       Consent of Richter, Usher & Vineberg

     23.5       Consent of Altschuler, Melvion and Glasser LLP

     23.6       Consent of Keith J. Schulte Accountancy Corporation

     23.7       Consent of Hirsch, Oelbaum, Bram & Hanover

     23.8       Consent of KPMG Peat Marwick LLP

     24 POWER OF ATTORNEY (included on the signature pages to this Registration Statement)


     ------------
     (1) Incorporated by reference from Loewen's Annual Report on Form 10-K for the year ended December 31, 1995, filed on March 28, 1996, as amended

     (2) Incorporated by reference from the combined Form S-4 Registration Statement filed by Loewen and LGII (Nos. 333-03135 and 333-03135-01) with the Commission on May 3, 1996, as amended

     (3) Incorporated by reference from Loewen's Annual Report on Form 10-K for the year ended December 31, 1994, filed on March 31, 1995

     (4) Incorporated by reference from Loewen's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, filed on May 11, 1995

     (5) Incorporated by reference from the combined Form F-9/F-3 Registration Statements filed by Loewen and LGII, respectively (Nos. 33-81032 and 33-81034), with the Commission on July 1, 1994, as amended